Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)
Portfolio Composition(1)			Beds/Unit Mix
	Average Age	Properties	Total		Wellness Housing	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	19	904	106,294		14,196	43,820	33,769	13,631	878
Seniors Housing Triple-net	12	312	25,900		—	5,333	14,171	6,127	269
Outpatient Medical	17	397	23,569,312	(2)	n/a	n/a	n/a	n/a	n/a
Health System	31	205	24,485		—	201	517	3,145	20,622
Long-Term/Post-Acute Care	18	93	10,663		—	—	723	10	9,930
Total	18	1,911

NOI Performance	Same Store(3)				In-Place Portfolio(4)
	Properties	2Q21 NOI	2Q22 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	532	$133,684	$154,230	15.4%	835	$895,796	45.6%
Seniors Housing Triple-net(5)	282	76,692	84,320	9.9%	302	367,496	18.7%
Outpatient Medical	351	99,372	101,848	2.5%	384	440,320	22.4%
Health System	200	41,804	42,954	2.8%	201	172,104	8.8%
Long-Term/Post-Acute Care(5)	76	21,801	22,410	2.8%	79	89,216	4.5%
Total	1,441	$373,353	$405,762	8.7%	1,801	$1,964,932	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(6)	Occupancy	EBITDAR Coverage(7)	EBITDARM Coverage(7)	Private Pay	Medicaid	Medicare	Other Government(8)
Seniors Housing Operating	78.2%	n/a	n/a	97.9%	1.3%	-0.2%	1.0%
Seniors Housing Triple-net	77.7%	0.83	1.01	89.0%	3.9%	0.9%	6.2%
Outpatient Medical	94.8%	n/a	n/a	100.0%	—	—	—
Health System	74.4%	-0.29	0.32	40.8%	40.0%	19.2%	—%
Long-Term/Post-Acute Care	78.9%	1.31	1.58	28.4%	31.4%	40.2%	—%
Total		0.55	0.88	94.4%	3.1%	1.3%	1.2%

Notes:
(1) Includes land parcels and properties under development.
(2) Indicates the total square footage of Outpatient Medical.
(3) See pages 21 and 22 for reconciliation.
(4) Excludes land parcels, loans, developments and investments held for sale. See page 21 for reconciliation.
(5) Same store NOI for these property types represents cash rent excluding the impact of expansions.
(6) Data as of June 30, 2022 for Seniors Housing Operating and Outpatient Medical and March 31, 2022 for remaining asset types.
(7) Represents trailing twelve month coverage metrics.
(8) Represents various federal and local reimbursement programs in the United Kingdom and Canada.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term/ Post-Acute Care	Total	% of Total
Sunrise Senior Living	125	$183,727	$—	$—	$—	$—	$183,727	9.4%
ProMedica	201	—	—	—	172,104	—	172,104	8.8%
Cogir Management Corporation	47	80,975	—	—	—	—	80,975	4.1%
Atria Senior Living	93	80,470	—	—	—	—	80,470	4.1%
Avery Healthcare	55	5,992	65,674	—	—	—	71,666	3.6%
Belmont Village	21	65,483	—	—	—	—	65,483	3.3%
Brookdale Senior Living	85	(576)	63,499	—	—	—	62,923	3.2%
Senior Resource Group	28	46,287	—	—	—	—	46,287	2.4%
Brandywine Living	24	45,831	—	—	—	—	45,831	2.3%
Revera	78	45,312	—	—	—	—	45,312	2.3%
Remaining	1,044	342,295	238,323	440,320	—	89,216	1,110,154	56.5%
Total	1,801	$895,796	$367,496	$440,320	$172,104	$89,216	$1,964,932	100.0%

By Country:
United States	1,530	$703,957	$293,446	$440,320	$172,104	$82,016	$1,691,843	86.1%
Canada	118	130,704	3,669	—	—	7,200	141,573	7.2%
United Kingdom	153	61,135	70,381	—	—	—	131,516	6.7%
Total	1,801	$895,796	$367,496	$440,320	$172,104	$89,216	$1,964,932	100.0%

By MSA:
New York	82	$64,590	$28,206	$36,329	$5,863	$2,401	$137,389	7.0%
Los Angeles	72	67,603	19,274	35,995	—	—	122,872	6.3%
Dallas	60	36,070	3,272	28,866	862	4,123	73,193	3.7%
Washington D.C.	42	43,731	1,454	6,908	11,348	2,819	66,260	3.4%
Philadelphia	46	11,895	1,590	24,200	21,579	466	59,730	3.0%
Greater London	50	37,952	16,260	—	—	—	54,212	2.8%
San Francisco	22	30,072	10,456	2,701	4,976	—	48,205	2.5%
Chicago	43	16,224	7,010	5,524	11,122	—	39,880	2.0%
Houston	32	7,567	2,234	28,882	—	—	38,683	2.0%
San Diego	18	20,405	6,631	8,647	—	2,827	38,510	2.0%
Montréal	23	37,165	—	—	—	—	37,165	1.9%
Boston	25	24,629	5,038	2,484	—	—	32,151	1.6%
Charlotte	26	1,309	9,997	20,788	—	—	32,094	1.6%
Raleigh	13	8,139	18,068	3,140	—	—	29,347	1.5%
Seattle	29	8,884	3,315	15,385	1,515	—	29,099	1.5%
Minneapolis	20	(1,240)	15,960	13,725	—	—	28,445	1.4%
Toronto	25	26,303	—	—	—	—	26,303	1.3%
Miami	36	3,271	—	15,470	5,920	—	24,661	1.3%
Portland, OR	13	21,192	—	—	2,702	—	23,894	1.2%
Atlanta	26	1,923	—	18,780	2,051	—	22,754	1.2%
Remaining	1,098	428,112	218,731	172,496	104,166	76,580	1,000,085	50.8%
Total	1,801	$895,796	$367,496	$440,320	$172,104	$89,216	$1,964,932	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 21 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)
Seniors Housing Operating

Total Portfolio Performance(1)	2Q21	3Q21	4Q21	1Q22	2Q22
Properties	630	736	755	805	836
Units	59,670	71,721	76,105	80,402	84,782
Total occupancy	73.0%	74.9%	76.3%	76.3%	77.1%
Total revenues	$728,235	$812,096	$877,564	$969,979	$1,000,962
Operating expenses	584,484	644,241	698,601	774,936	777,178
NOI	$143,751	$167,855	$178,963	$195,043	$223,784
Recurring cap-ex	$14,448	$15,395	$28,057	$23,325	$26,806
Other cap-ex	$31,794	$35,588	$51,168	$45,988	$57,225

Same Store Performance(2)	2Q21	3Q21	4Q21	1Q22	2Q22
Properties	532	532	532	532	532
Occupancy	73.8%	76.0%	77.5%	77.8%	78.8%
Same store revenues	$624,034	$646,852	$664,772	$680,545	$696,079
Compensation	291,396	309,017	325,064	325,320	329,476
Utilities	26,416	30,655	29,932	33,892	29,822
Food	23,482	24,922	25,923	25,767	27,539
Repairs and maintenance	16,891	18,163	19,611	18,791	18,308
Property taxes	27,352	27,156	24,345	27,673	27,536
All other	104,813	103,366	111,372	107,864	109,168
Same store operating expenses	490,350	513,279	536,247	539,307	541,849
Same store NOI	$133,684	$133,573	$128,525	$141,238	$154,230
Same store NOI margin %	21.4%	20.6%	19.3%	20.8%	22.2%
Year over year NOI growth rate					15.4%

Partners	Properties(3)	Pro Rata Units(3)	Welltower Ownership %(4)	Core Markets	2Q22 NOI	% of Total
Sunrise Senior Living	125	10,067	100.0%	Southern California	$26,392	11.8%
Cogir Management Corporation	47	6,969	88.9%	Northern California	17,604	7.9%
Atria Senior Living	93	11,296	100.0%	New York / New Jersey	15,799	7.1%
Belmont Village	21	2,804	95.0%	Washington D.C.	12,176	5.4%
Brandywine Living	28	2,651	99.5%	Greater London	9,504	4.2%
Senior Resource Group	24	3,268	62.3%	Montréal	8,032	3.6%
Revera	78	7,262	75.0%	Toronto	6,305	2.8%
Chartwell Retirement Residences	42	4,479	50.2%	Boston	5,649	2.5%
Signature Senior Lifestyle	33	2,401	85.9%	Seattle	2,577	1.2%
Clover Management	33	3,630	90.5%	Birmingham, UK	2,154	1.0%
Oakmont Management Group	16	1,545	100.0%	Vancouver	1,954	0.9%
Legend Senior Living	37	2,809	93.3%	Ottawa	1,582	0.7%
Frontier Management	62	3,599	96.2%	Manchester, UK	1,507	0.7%
Sagora Senior Living	14	1,483	93.4%	Core Markets	111,235	49.8%
Remaining	182	20,473		All Other	112,549	50.2%
Total	835	84,736		Total	$223,784	100.0%

Notes:
(1) Properties, units and occupancy exclude land parcels and properties under development.
(2) See pages 21 and 22 for reconciliation.
(3) Represents In-Place Portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 21 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 2.9% of our total annualized In-Place NOI (IPNOI).

3-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	36 / 4,051	$67,603	9.6%	8 / 1,136	8 / 752	$11,324	1.2%	8.8%	6,744	$107,573	$1,111,307	1.7%		5.2%
New York	38 / 3,495	64,590	9.2%	6 / 1,011	5 / 380	9,924	5.1%	9.6%	5,697	126,926	592,189	3.1%		5.5%
Washington D.C.	17 / 1,967	43,731	6.2%	2 / 252	3 / 286	2,087	3.5%	11.9%	5,512	136,257	795,183	4.5%		4.4%
Dallas	30 / 3,558	36,070	5.1%	7 / 946	6 / 870	8,160	6.3%	28.7%	3,240	95,494	362,758	1.9%		7.7%
San Francisco	14 / 1,743	30,072	4.3%	—	—	—	2.7%	10.0%	8,558	147,831	1,326,771	(1.3)%		5.8%
Boston	18 / 1,446	24,629	3.5%	2 / 178	2 / 169	1,761	4.4%	9.2%	2,669	136,873	779,589	4.7%		4.7%
Portland, OR	12 / 1,636	21,192	3.0%	3 / 647	4 / 289	2,461	5.5%	16.2%	2,934	86,707	433,160	4.8%		5.1%
San Diego	8 / 1,033	20,405	2.9%	—	—	—	2.2%	13.1%	4,634	122,777	1,029,317	(0.5)%		5.9%
Chicago	19 / 2,174	16,224	2.3%	1 / 177	1 / 131	96	1.3%	10.4%	2,879	107,444	387,935	(0.1)%		4.7%
Boulder, CO	6 / 570	13,468	1.9%	—	—	—	4.5%	23.2%	2,196	104,744	732,685	N/A		5.1%
Sacramento	8 / 636	12,624	1.8%	—	—	—	3.1%	12.4%	3,683	109,194	592,678	(0.4)%		4.5%
Philadelphia	12 / 957	11,895	1.7%	2 / 249	1 / 94	1,852	3.6%	7.1%	2,167	117,084	399,376	(0.1)%		4.0%
Denver	6 / 857	11,499	1.6%	5 / 670	3 / 487	2,802	5.6%	24.5%	4,927	99,076	643,361	1.3%		4.7%
Tucson	5 / 930	10,853	1.5%	—	—	—	-4.8%	-3.6%	2,038	60,676	254,616	(1.3)%		3.2%
Buffalo	13 / 1,546	10,757	1.5%	—	—	—	5.6%	8.4%	2,582	76,953	206,192	(3.7)%		4.0%
San Antonio	4 / 1,075	9,937	1.4%	—	—	—	6.9%	27.4%	2,465	81,936	301,356	1.1%		4.6%
San Jose	4 / 480	9,700	1.4%	2 / 206	1 / 137	2,285	2.2%	11.3%	6,744	159,903	1,697,790	1.0%		5.1%
Seattle	16 / 1,693	8,884	1.3%	1 / 79	1 / 193	397	6.1%	17.4%	4,966	106,106	651,022	(0.4)%		5.3%
Sarasota	7 / 1,034	8,608	1.2%	1 / 70	1 / 182	33	6.0%	8.8%	2,113	79,562	355,832	3.4%		6.8%
Charlottesville, VA	1 / 302	8,247	1.2%	—	—	—	2.7%	10.3%	2,089	64,142	409,459	N/A		2.8%
Raleigh	2 / 250	8,139	1.2%	1 / 138	1 / 176	2,801	4.2%	23.7%	3,210	98,555	370,974	13.4%		4.3%
Santa Rosa, CA	4 / 514	7,974	1.1%	—	—	—	0.4%	5.5%	2,016	97,736	800,663	N/A		4.4%
Houston	10 / 953	7,567	1.1%	—	—	—	5.8%	23.6%	3,484	86,922	446,808	(0.1)%		6.1%
Pittsburgh	6 / 668	7,509	1.1%	—	—	—	2.0%	8.3%	1,929	96,011	253,431	(2.0)%		3.0%
Riverside	6 / 770	7,240	1.0%	—	—	—	2.7%	11.8%	2,840	102,418	608,660	0.7%		5.4%
Total - Top 25	302 / 34,338	$479,417	68.1%	41 / 5,759	37 / 4,146	$45,983	3.8%	13.4%	4,311	$112,229	$713,410	1.8%		5.2%
All Other US SHO Markets	323 / 35,129	224,540	31.9%	17 / 2,218	18 / 2,419	10,566	3.3%	11.3%	2,285	81,002	370,199
Total US SHO	625 / 69,467	$703,957	100.0%	58 / 7,977	55 / 6,565	$56,549	3.6%	12.3%	3,261	$101,908	$599,977

% of Total IPNOI						2.9%
US National Average							3.2%	10.8%	94	$72,039	$273,858	1.7%	(10)	4.5%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 21 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2022-2027.
(6) Average population density data represents average population per square mile within a 3-mile ring based on 2022 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 2Q22. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from May 2021 - May 2022 per Bureau of Labor Statistics. Total - Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and high barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 5.6% of our total annualized In-Place NOI (IPNOI).

5-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	36 / 4,051	$67,603	9.6%	11 / 1,576	18 / 1,918	$17,839	1.2%	9.4%	6,500	$100,097	$1,034,600	1.7%		5.2%
New York	38 / 3,495	64,590	9.2%	12 / 1,709	13 / 1,213	19,818	5.2%	9.7%	5,238	121,501	575,810	3.1%		5.5%
Washington D.C.	17 / 1,967	43,731	6.2%	4 / 616	7 / 669	3,519	3.4%	12.2%	5,336	131,836	785,219	4.5%		4.4%
Dallas	30 / 3,558	36,070	5.1%	13 / 1,761	13 / 1,630	13,450	6.2%	27.9%	2,895	89,730	352,390	1.9%		7.7%
San Francisco	14 / 1,743	30,072	4.3%	—	—	—	2.7%	10.7%	7,239	147,654	1,257,632	(1.3)%		5.8%
Boston	18 / 1,446	24,629	3.5%	4 / 557	6 / 546	7,320	4.5%	10.1%	2,657	130,638	731,239	4.7%		4.7%
Portland, OR	12 / 1,636	21,192	3.0%	4 / 898	6 / 721	5,645	5.3%	15.8%	2,441	86,156	433,085	4.8%		5.1%
San Diego	8 / 1,033	20,405	2.9%	1 / 180	1 / 50	100	2.3%	11.9%	4,310	121,555	973,224	(0.5)%		5.9%
Chicago	19 / 2,174	16,224	2.3%	2 / 193	2 / 189	344	1.2%	10.7%	2,683	109,218	391,570	(0.1)%		4.7%
Boulder, CO	6 / 570	13,468	1.9%	—	—	—	5.0%	22.4%	1,423	110,386	729,601	N/A		5.1%
Sacramento	8 / 636	12,624	1.8%	1 / 145	1 / 115	458	3.1%	12.7%	3,323	103,142	554,450	(0.4)%		4.5%
Philadelphia	12 / 957	11,895	1.7%	3 / 333	3 / 251	2,643	3.6%	7.3%	2,367	100,401	358,259	(0.1)%		4.0%
Denver	6 / 857	11,499	1.6%	6 / 751	4 / 576	5,680	5.4%	22.8%	4,535	93,760	595,817	1.3%		4.7%
Tucson	5 / 930	10,853	1.5%	—	—	—	-4.7%	-2.7%	1,822	60,345	265,654	(1.3)%		3.2%
Buffalo	13 / 1,546	10,757	1.5%	—	—	—	5.4%	8.6%	2,407	72,094	195,713	(3.7)%		4.0%
San Antonio	4 / 1,075	9,937	1.4%	1 / 231	1 / 162	1,886	6.9%	26.7%	2,310	80,839	286,522	1.1%		4.6%
San Jose	4 / 480	9,700	1.4%	3 / 309	2 / 280	5,340	2.2%	11.3%	5,754	166,496	1,707,645	1.0%		5.1%
Seattle	16 / 1,693	8,884	1.3%	4 / 484	5 / 666	3,888	6.2%	19.4%	4,389	111,025	705,774	(0.4)%		5.3%
Sarasota	7 / 1,034	8,608	1.2%	3 / 455	5 / 445	1,211	5.7%	8.8%	1,822	76,201	343,751	3.4%		6.8%
Charlottesville, VA	1 / 302	8,247	1.2%	—	—	—	3.9%	12.6%	1,489	81,795	428,169	N/A		2.8%
Raleigh	2 / 250	8,139	1.2%	1 / 138	1 / 176	2,801	4.9%	29.4%	2,681	106,552	415,909	13.4%		4.3%
Santa Rosa, CA	4 / 514	7,974	1.1%	2 / 222	1 / 90	527	0.6%	6.7%	1,119	98,134	820,974	N/A		4.4%
Houston	10 / 953	7,567	1.1%	—	—	—	6.1%	26.4%	3,474	83,177	345,982	(0.1)%		6.1%
Pittsburgh	6 / 668	7,509	1.1%	—	—	—	2.2%	7.0%	1,807	94,024	245,965	(2.0)%		3.0%
Riverside	6 / 770	7,240	1.0%	—	—	—	2.7%	12.5%	2,271	86,327	569,916	0.7%		5.4%
Total - Top 25	302 / 34,338	$479,417	68.1%	75 / 10,558	89 / 9,697	$92,469	3.9%	13.7%	3,960	$108,862	$686,254	1.8%		5.2%
All Other US SHO Markets	323 / 35,129	224,540	31.9%	34 / 4,331	31 / 3,830	17,081	3.2%	11.7%	1,913	77,428	359,550
Total US SHO	625 / 69,467	$703,957	100.0%	109 / 14,889	120 / 13,527	$109,550	3.5%	12.6%	2,899	$98,473	$578,277

% of Total IPNOI						5.6%
US National Average							3.2%	10.8%	94	$72,039	$273,858	1.7%	(10)	4.5%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 21 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2022-2027.
(6) Average population density data represents average population per square mile within a 5-mile ring based on 2022 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 2Q22. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from May 2021 - May 2022 per Bureau of Labor Statistics. Total -Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
< 0.85x	1.6%	0.1%	1.7%	11	6	7.4%	0.9%	8.3%	10	12
0.85x - 0.95x	4.7%	0.1%	4.8%	8	3	1.2%	—%	1.2%	12	2
0.95x - 1.05x	0.8%	0.8%	1.6%	10	3	1.7%	1.4%	3.1%	7	4
1.05x - 1.15x	1.4%	—%	1.4%	15	2	0.1%	—%	0.1%	9	1
1.15x - 1.25x	1.9%	0.5%	2.4%	6	4	4.4%	—%	4.4%	12	3
1.25x - 1.35x	3.3%	0.8%	4.1%	12	2	—%	1.1%	1.1%	8	1
> 1.35x	1.1%	1.8%	2.9%	10	6	—%	0.7%	0.7%	5	3
Total	14.8%	4.1%	18.9%	10	26	14.8%	4.1%	18.9%	10	26

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2022	$—	$28,741	$—	$1,319	$2,779	$32,839	2.7%
2023	—	48,867	—	840	7,641	57,348	4.8%
2024	12,109	59,772	—	—	23,774	95,655	8.0%
2025	5,290	32,226	—	—	3,311	40,827	3.4%
2026	58,419	43,913	—	9,402	85,456	197,190	16.5%
2027	—	35,778	—	—	684	36,462	3.0%
2028	4,799	26,201	—	19,382	82	50,464	4.2%
2029	3,970	23,845	—	—	1,139	28,954	2.4%
2030	15,714	29,439	—	27,678	141	72,972	6.1%
2031	16,866	44,898	—	4,139	—	65,903	5.5%
Thereafter	210,719	106,656	172,363	28,688	1,060	519,486	43.4%
	$327,886	$480,336	$172,363	$91,448	$126,067	$1,198,100	100.0%

Weighted Avg Maturity Years	10	7	14	8	3	8

Notes:
(1) Represents trailing twelve month coverage metrics as of March 31, 2022 for stable portfolio only. Agreements included represent 81% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 21 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	2Q21	3Q21	4Q21	1Q22	2Q22
Properties	360	366	375	379	384
Square feet	17,291,495	17,383,040	17,572,561	18,079,918	18,452,459
Occupancy	94.8%	94.7%	94.8%	94.7%	94.5%
Total revenues	$160,514	$160,003	$161,022	$163,597	$166,220
Operating expenses	46,184	48,796	47,254	50,599	51,177
NOI	$114,330	$111,207	$113,768	$112,998	$115,043
NOI margin	71.2%	69.5%	70.7%	69.1%	69.2%
Revenues per square foot	$37.13	$36.82	$36.65	$36.19	$36.03
NOI per square foot	$26.45	$25.59	$25.90	$25.00	$24.94
Recurring cap-ex	$5,978	$7,327	$18,287	$9,141	$12,752
Other cap-ex	$2,014	$2,064	$4,738	$1,594	$2,303

Same Store Performance(2)	2Q21	3Q21	4Q21	1Q22	2Q22
Properties	351	351	351	351	351
Occupancy	94.9%	94.7%	94.8%	94.5%	94.8%
Same store revenues	$144,827	$146,680	$146,887	$149,929	$149,347
Same store operating expenses	45,455	46,650	44,961	47,535	47,499
Same store NOI	$99,372	$100,030	$101,926	$102,394	$101,848
NOI margin	68.6%	68.2%	69.4%	68.3%	68.2%
Year over year NOI growth rate					2.5%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$26,302	5.5%	Health system affiliated properties as % of NOI(3)	89.0%
Virtua	15,077	3.1%	Health system affiliated tenants as % of rental income(3)	60.9%
Novant Health	14,761	3.1%	Retention (trailing twelve months)(3)	89.6%
Providence Health & Services	13,838	2.9%	In-house managed properties as % of square feet(3,4)	86.9%
Common Spirit Health	12,922	2.7%	Average remaining lease term (years)(3)	6.9
Remaining portfolio	397,436	82.7%	Average building size (square feet)(3)	60,325
Total	$480,336	100.0%	Average age (years)	17

Expirations(3)	2022	2023	2024	2025	2026	Thereafter
Occupied square feet	1,025,344	1,742,101	2,017,886	1,155,558	1,610,110	9,937,728
% of occupied square feet	5.9%	10.0%	11.5%	6.6%	9.2%	56.8%

Notes:
(1) Property count, occupancy, square feet and per square foot metrics exclude properties under development and all land parcels. Per square foot amounts are annualized.
(2) Includes 351 same store properties representing 16,532,923 square feet. See pages 21 and 22 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Retention includes month-to-month tenants retained.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2018	2019	2020	2021	1Q22	2Q22	18-22 Total
Count	15	27	12	35	5	11	105
Total	$3,788,261	$4,073,554	$910,217	$4,101,533.59	$740,036	$1,043,881	$14,657,483
Low	4,950	7,550	6,201	5,000	24,500	12,000	4,950
Median	73,727	38,800	48,490	45,157	137,437	37,200	43,850
High	2,481,723	1,250,000	235,387	1,576,642	389,149	385,653	2,481,723

Investment Timing
	Acquisitions and Loan Funding(2)	Yield	Construction Conversions(3)	Yield	Dispositions and Loan Payoffs	Yield
April	$429,666	4.8%	$45,828	9.0%	$78,821	10.4%
May	183,072	7.4%	—	—%	—	—%
June	536,334	4.9%	38,353	7.3%	22,388	5.3%
Total	$1,149,072	5.3%	$84,181	8.2%	$101,209	9.3%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Excludes land acquisitions and includes advances for non-real estate loans and excludes advances for development loans.
(3) Includes expansion conversions.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	Second Quarter 2022
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	30	4,134	units	$215,924	$941,093
Outpatient Medical	5	370,148	sf	279	102,788
Loan funding					105,191
Total acquisitions and loan funding(2)	35				1,149,072	5.3%

Development Funding(3)
Development projects:
Seniors Housing Operating	52	8,022	units		384,883
Seniors Housing Triple-net	2	267	units		21,379
Outpatient Medical	6	356,035	sf		33,938
Total development projects	60				440,200
Expansion projects:
Seniors Housing Operating	3	195	units		3,684
Outpatient Medical	2	51,095	sf		4,050
Total expansion projects	5				7,734

Total development funding	65				447,934	6.9%

Total gross investments					1,597,006	5.7%

Dispositions and Loan Payoffs(4)
Seniors Housing Operating	1	29	units	139,655	4,050
Long-Term/Post-Acute Care	2	240	beds	70,000	16,800
Loan payoffs					80,359
Total dispositions and loan payoffs(5)	3				101,209	9.3%

Net investments (dispositions)					$1,495,797

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of additional ownership interest in existing properties which are excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2022
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	40	5,555	units	$246,257	$1,395,442
Outpatient Medical	9	879,765	sf	286	251,038
Health System	—	—	units	—	137,437
Loan funding					152,059
Total acquisitions and loan funding(2)	49				1,935,976	5.3%

Development Funding(3)
Development projects:
Seniors Housing Operating	56	8,560	units		578,005
Seniors Housing Triple-net	2	267	units		40,065
Outpatient Medical	6	356,035	sf		52,608
Total development projects	64				670,678
Expansion projects:
Seniors Housing Operating	3	195	units		5,394
Outpatient Medical	2	51,095	sf		5,209
Total expansion projects	5				10,603

Total development funding	69				681,281	7.0%

Total gross investments					2,617,257	5.7%

Dispositions and Loan Payoffs(4)
Seniors Housing Operating	1	29	units	139,655	4,050
Seniors Housing Triple-net	1	72	units	125,347	9,025
Long-Term/Post-Acute Care	8	923	beds	90,672	83,690
Loan payoffs					159,289
Total dispositions and loan payoffs(5)	10				256,054	8.1%

Net investments (dispositions)					$2,361,203

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of additional ownership interest in existing properties which are excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

Property Acquisitions Detail
Operator	Units	Location				MSA
Seniors Housing Operating
Calamar Enterprises, Inc.	134	1225 Southwest 28th Street	Ankeny	IA	US	Des Moines
Calamar Enterprises, Inc.	110	138 Standart Avenue	Auburn	NY	US	Auburn, NY
Calamar Enterprises, Inc.	116	43 Technology Drive	Bedford	NH	US	Manchester, NH
Calamar Enterprises, Inc.	90	100 Weiss Avenue	Buffalo	NY	US	Buffalo
Calamar Enterprises, Inc.	140	23 Triangle Park Drive	Concord	NH	US	Concord, NH
Calamar Enterprises, Inc.	111	3535 Piney Creek Drive	Elkhorn	NE	US	Omaha
Calamar Enterprises, Inc.	116	610 East Scenic Valley Avenue	Indianola	IA	US	Des Moines
Calamar Enterprises, Inc.	110	19301 East 50th Terrace Court South	Independence	MO	US	Kansas City
Calamar Enterprises, Inc.	116	4000 Village Drive	Jeannette	PA	US	Pittsburgh
Calamar Enterprises, Inc.	116	111 Northwest 94 Street	Kansas City	MO	US	Kansas City
Calamar Enterprises, Inc.	110	2 Golen Drive	Londonderry	NH	US	Boston
Calamar Enterprises, Inc.	116	2123 Southwestern Drive	Lakewood	NY	US	Jamestown-Dunkirk-Fredonia, NY
Calamar Enterprises, Inc.	112	7544 Gertrude Street	La Vista	NE	US	Omaha
Calamar Enterprises, Inc.	92	3959 Forest Park Way	North Tonawanda	NY	US	Buffalo
Calamar Enterprises, Inc.	107	7205 North 73rd Plz Circle	Omaha	NE	US	Omaha
Calamar Enterprises, Inc.	107	110 Creekside Drive	Painted Post	NY	US	Corning, NY
Calamar Enterprises, Inc.	116	900 North Twp Boulevard	Pittston	PA	US	Scranton
Calamar Enterprises, Inc.	134	7200 Silverheel Street	Shawnee	KS	US	Kansas City
Calamar Enterprises, Inc.	110	3979 Forest Park Way	Wheatfield	NY	US	Buffalo
Calamar Enterprises, Inc.	120	5378 Conable Way	Warsaw	NY	US	No MSA
Cogir Management Corporation	467	6923 Bd des Galeries d'Anjou	Anjou	QC	CA	Montréal
Cogir Management Corporation	120	150 Cortona Way	Brentwood	CA	US	San Francisco
Cogir Management Corporation	184	88 Rue Dufferin	Salaberry-de-Valleyfield	QC	CA	Salaberry-de-Valleyfield
Cogir Management Corporation	325	5500 Northeast 82nd Avenue	Vancouver	WA	US	Portland, OR
Cogir Management Corporation	291	415 Southeast 177th Avenue	Vancouver	WA	US	Portland, OR
Cogir Management Corporation	83	5300 Northeast 82nd Avenue	Vancouver	WA	US	Portland, OR
Oakmont Management Group	108	4301 Buena Vista Road	Bakersfield	CA	US	Bakersfield
Treplus Communities	86	4050 Hawthorne Lane	Dublin	OH	US	Columbus
Treplus Communities	92	90 Burr Oak Drive	Delaware	OH	US	Columbus
Treplus Communities	95	602 Redbud Road	Pickerington	OH	US	Columbus
Total	4,134

Outpatient Medical	Sq. Ft
Dignity Mercy San Juan Medical Center	52,778	6620 Coyle Avenue	Carmichael	CA	US	Sacramento
John Muir Health	92,738	5860 Owens Drive	Pleasanton	CA	US	San Francisco
Mid Atlantic Retina	29,787	4060 Butler Pike	Plymouth Meeting	PA	US	Philadelphia
Mid Atlantic Retina	16,520	8 Ranoldo Terrace	Cherry Hill	NJ	US	Philadelphia
Thomas Park Management, LLC	178,325	8300 Health Park	Raleigh	NC	US	Raleigh
Total	370,148

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility	Total	Wellness Housing	Independent Living	Assisted Living	Memory Care	Commitment Amount	Balance at 06/30/22	Estimated Conversion

Seniors Housing Operating
London, UK	82	—	—	51	31	$42,567	$21,155	3Q22
Sachse, TX	193	193	—	—	—	37,788	24,769	3Q22
Princeton, NJ	80	—	—	68	12	29,624	30,020	3Q22
Montreal, QC	247	—	223	—	24	19,955	14,941	3Q22
Berea, OH	120	120	—	—	—	13,477	12,291	3Q22
Painesville, OH	119	119	—	—	—	13,249	11,247	3Q22
Beaver, PA	116	116	—	—	—	13,403	10,904	3Q22
New York, NY	528	400	—	92	36	147,467	143,640	4Q22
New Rochelle, NY	72	—	—	36	36	41,922	20,903	3Q22
Pflugerville, TX	196	196	—	—	—	39,224	19,787	4Q22
Georgetown, TX	188	188	—	—	—	35,961	23,646	4Q22
Denton, TX	65	65	—	—	—	19,386	7,745	4Q22
Wombourne, UK	66	—	—	41	25	14,594	13,018	4Q22
Leicester, UK	60	—	—	36	24	13,621	11,069	4Q22
Rugby, UK	76	—	—	51	25	18,624	11,811	1Q23
Meadville, PA	128	128	—	—	—	13,716	13,716	1Q23
Brookline, MA	159	—	81	38	40	145,990	46,973	2Q23
New York, NY	160	—	—	76	84	79,400	58,991	2Q23
Lake Jackson, TX	130	130	—	—	—	31,738	5,766	2Q23
Buzzards Bay, MA	120	120	—	—	—	31,126	31,126	2Q23
Manchester, CT	128	128	—	—	—	21,915	21,915	2Q23
East Windsor, CT	122	122	—	—	—	20,530	20,530	2Q23
Washington, DC	137	—	10	90	37	115,140	33,084	3Q23
White Marsh, MD	188	—	106	55	27	77,234	9,283	3Q23
Weymouth, MA	165	—	91	48	26	76,220	18,636	3Q23
Charlotte, NC	328	328	—	—	—	71,658	42,440	3Q23
Queen Creek, AZ	199	199	—	—	—	53,659	8,322	3Q23
Glendale, AZ	204	204	—	—	—	53,026	14,929	3Q23
Blue Springs, MO	134	134	—	—	—	20,854	20,854	4Q23
Miami Twp, OH	122	122	—	—	—	16,385	3,299	4Q23
Melissa, TX	52	52	—	—	—	16,035	2,204	1Q24
Gaithersburg, MD	302	—	190	89	23	156,194	42,003	2Q24
Leander, TX	72	72	—	—	—	25,904	3,441	2Q24
Temple, TX	256	256	—	—	—	65,569	5,765	4Q24
Cupertino, CA	158	—	—	158	—	61,929	26,937	4Q24
Santa Clara, CA	509	509	—	—	—	110,701	78,784	1Q25
Santa Clara, CA	176	—	—	143	33	64,680	31,546	1Q25
Kyle, TX	225	225	—	—	—	62,204	4,742	1Q25
Little Rock, AR	283	283	—	—	—	13,893	1,624	3Q25
Sunrise Developments(2)	933	—	—	578	355	213,925	102,923	3Q22 - 1Q24
Subtotal	7,598	4,409	701	1,650	838	2,120,487	1,026,779

Seniors Housing Triple-net
Redhill, UK	76	—	—	46	30	19,338	17,759	3Q22
Raleigh, NC	191	—	151	40	—	141,748	73,975	2Q23
Subtotal	267	—	151	86	30	161,086	91,734

Outpatient Medical			Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 06/30/22	Estimated Conversion
Norman, OK			47,082	100%	Yes	21,792	18,601	3Q22
Tyler, TX			85,214	100%	Yes	34,750	24,002	4Q22
Stafford, TX			36,788	100%	Yes	18,031	10,549	4Q22
League City, TX			16,835	100%	Yes	9,935	1,493	1Q23
Norman, OK			134,285	100%	Yes	93,329	23,472	2Q23
Beaumont, TX			35,831	100%	Yes	11,231	1,194	2Q23
Subtotal			356,035			189,068	79,311

Total Development Projects						$2,470,641	$1,197,824
Note:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes redevelopments and expansion projects. Commitment amount represents current balances plus capitalized interest and unfunded commitments to complete development.
(2) Relates to ten properties, with a weighted-average ownership of 37%.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Projected Yields(2)	2022 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	49	7,598	7.2%	$566,355	$527,353	$1,093,708	$2,120,487
Seniors Housing Triple-net	2	267	7.8%	33,927	35,425	69,352	161,086
Outpatient Medical	6	356,035	6.0%	70,123	39,634	109,757	189,068
Total	57		7.1%	$670,405	$602,412	$1,272,817	$2,470,641

Development Project Conversion Estimates(1)
Quarterly Conversions			Annual Conversions
	Amount	Projected Yields(2)		Amount	Projected Yields(2)
1Q22 actual	$228,021	7.3%	2022 actual	$312,202	5.3%
2Q22 actual	84,181	8.2%	2022 estimate	622,239	7.7%
3Q22 estimate	263,284	7.2%	2023 estimate	1,230,433	7.4%
4Q22 estimate	358,955	6.2%	2024 estimate	366,491	7.4%
1Q23 estimate	92,147	7.3%	2025 estimate	251,478	6.6%
2Q23 estimate	638,963	7.3%	Total	$2,782,843	7.2%
3Q23 estimate	462,084	7.5%
4Q23 estimate	37,239	7.3%
1Q24 estimate	56,895	7.4%
2Q24 estimate	182,098	8.3%
4Q24 estimate	127,498	6.1%
2Q25 estimate	237,585	7.0%
3Q25 estimate	13,893	6.9%
Total	$2,782,843	7.2%

Unstabilized Properties
	03/31/2022 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	06/30/2022 Properties	Beds / Units
Seniors Housing Operating	38	(2)	3	—	39	5,437
Seniors Housing Triple-net	24	(1)	—	—	23	2,554
Total	62	(3)	3	—	62	7,991

Occupancy	03/31/2022 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	06/30/2022 Properties
0% - 50%	38	—	3	—	(12)	29
50% - 70%	17	—	—	—	6	23
70% +	7	(2)	—	—	5	10
Total	62	(2)	3	—	(1)	62

Occupancy	06/30/2022 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	29	12	$47,606	0.8%	$1,011,591	2.4%
50% - 70%	23	21	80,098	1.4%	742,477	1.8%
70% +	10	21	32,052	0.6%	336,822	0.8%
Total	62	11	$159,756	2.8%	$2,090,890	5.0%

Notes:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 15.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$895,796	84,736	units
Seniors Housing Triple-net	367,496	24,013	units
Outpatient Medical	440,320	18,452,459	square feet
Health System	172,104	20,279	units/beds
Long-Term/Post-Acute Care	89,216	6,215	beds
Total In-Place NOI(2)	1,964,932
Incremental stabilized NOI(3)	111,085
Total stabilized NOI	$2,076,017

Obligations
Lines of credit and commercial paper(4)	$354,000
Senior unsecured notes(4)	12,614,327
Secured debt(4)	3,130,763
Financing lease liabilities	109,888
Total debt	$16,208,978
Add (Subtract):
Other liabilities (assets), net(5)	$325,607
Cash and cash equivalents and restricted cash	(442,251)
Net obligations	$16,092,334

Other Assets
Land parcels	$233,472	Effective Interest Rate(8)
Real estate loans receivable(6)	1,237,730	10.9%
Non real estate loans receivable(7)	257,697	11.0%
Joint venture real estate loans receivables(9)	239,254	5.7%
Other investments(10)	8,347
Investments held for sale(11)	231,148
Development properties:(12)
Current balance	1,198,371
Unfunded commitments	1,313,934
Committed balances	$2,512,305
Projected yield	7.1%
Projected NOI	$178,374

Common Shares Outstanding(13)	465,610
Notes:
(1) Includes $9,277,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 21 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,112,326,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non real estate loans and non-cash items such as the following (in thousands):

Unearned revenues	$302,211
Below market tenant lease intangibles, net	27,276
Deferred taxes, net	(37,646)
Intangible assets, net	(52,201)
Other non-cash liabilities / (assets), net	6,438
Total non-cash liabilities/(assets), net	$246,078

(6) Represents $1,251,049,000 of real estate loans, excluding development loans and including certain in substance real estate developments and held to maturity debt securities, and net of $13,319,000 of credit allowances.
(7) Represents $409,459,000 of non-real estate loans, net of $151,762,000 of credit allowances.
(8) Average cash-pay interest rates are 6.6%, 2.5% and 5.7% for real estate, non-real estate loans and joint venture real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(9) Represents partners' share of Welltower loans made to our partners in select joint ventures, secured by their interest in the joint venture properties.
(10) Represents the fair value of Genesis Healthcare, Inc. stock investment based on closing stock price at June 30, 2022 and estimated fair value of a 3.4% ownership in a Seniors Housing Operating portfolio excluded from IPNOI.
(11) Represents expected proceeds from assets held for sale.
(12) See pages 12-13. Also includes expansion projects.
(13) Includes redeemable OP units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)
	2Q21	3Q21	4Q21	1Q22	2Q22
Revenues:
Seniors Housing Operating
Resident fees and services	$726,516	$809,930	$870,039	$965,574	$1,000,571
Interest income	859	1,117	1,091	1,398	1,642
Other income	860	1,049	6,434	3,007	(1,251)
Total revenues	728,235	812,096	877,564	969,979	1,000,962

Seniors Housing Triple-net
Rental income	108,612	114,039	116,497	108,792	110,914
Interest income	28,885	32,153	33,149	33,097	31,725
Other income	1,357	901	1,068	1,471	1,786
Total revenues	138,854	147,093	150,714	143,360	144,425

Outpatient Medical
Rental income	150,781	157,474	155,715	160,288	163,808
Interest income	4,731	472	51	71	65
Other income	5,002	2,057	5,256	3,238	2,347
Total revenues	160,514	160,003	161,022	163,597	166,220

Health System
Rental income	46,554	46,204	47,440	51,243	52,052
Total revenues	46,554	46,204	47,440	51,243	52,052

Long-Term/Post-Acute Care
Rental income	40,542	32,255	30,989	30,039	29,189
Interest income	3,973	6,122	5,381	5,107	5,499
Other income	—	184	—	234	—
Total revenues	44,515	38,561	36,370	35,380	34,688

Corporate
Other income	2,672	3,362	3,548	3,183	3,665
Total revenues	2,672	3,362	3,548	3,183	3,665

Total
Rental income	346,489	349,972	350,641	350,362	355,963
Resident fees and services	726,516	809,930	870,039	965,574	1,000,571
Interest income	38,448	39,864	39,672	39,673	38,931
Other income	9,891	7,553	16,306	11,133	6,547
Total revenues	1,121,344	1,207,319	1,276,658	1,366,742	1,402,012

Property operating expenses:
Seniors Housing Operating	584,484	644,241	698,601	774,936	777,178
Seniors Housing Triple-net	7,871	7,927	8,236	7,421	7,778
Outpatient Medical	46,184	48,796	47,254	50,599	51,177
Health System	54	64	64	35	100
Long-Term/Post-Acute Care	4,848	3,859	4,085	3,958	3,837
Corporate	2,174	3,054	1,935	2,615	2,645
Total property operating expenses	645,615	707,941	760,175	839,564	842,715

Net operating income:
Seniors Housing Operating	143,751	167,855	178,963	195,043	223,784
Seniors Housing Triple-net	130,983	139,166	142,478	135,939	136,647
Outpatient Medical	114,330	111,207	113,768	112,998	115,043
Health System	46,500	46,140	47,376	51,208	51,952
Long-Term/Post-Acute Care	39,667	34,702	32,285	31,422	30,851
Corporate	498	308	1,613	568	1,020
Net operating income	$475,729	$499,378	$516,483	$527,178	$559,297
Note:
(1) Please see discussion of Supplemental Reporting Measures on page 20. Includes amounts from investments sold or held for sale. NOI related to DownREITs included at 100%. Excludes NOI related to a leasehold portfolio interest for 26 properties assumed by a wholly-owned affiliate in conjunction with the Holiday Retirement transaction. Subsequent to the initial transaction, we purchased eight of the leased properties and one of the properties was sold by the landlord and removed from the lease. No rent was paid in excess of net cash flow relating to the leasehold properties and therefore, the leasehold interests were excluded from NOI and relevant metrics such as property count, unit count, IPNOI. same store NOI, REVPOR and same store REVPOR. Effective April 1, 2022, the lease was terminated and the related lease termination income was also excluded from NOI.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	June 30, 2022		June 30, 2022
Net income (loss)	$417,953		$95,672
Interest expense	493,816		127,750
Income tax expense (benefit)	15,069		3,065
Depreciation and amortization	1,166,638		310,295
EBITDA	2,093,476		536,782
Loss (income) from unconsolidated entities	37,948		7,058
Stock-based compensation(2)	20,945		6,021
Loss (gain) on extinguishment of debt, net	(504)		603
Loss (gain) on real estate dispositions, net	(151,029)		3,532
Impairment of assets	3,847		—
Provision for loan losses, net	(949)		165
Loss (gain) on derivatives and financial instruments, net	(7,737)		(1,407)
Other expenses(2)	80,114		35,046
Lease termination and leasehold interest adjustment(3)	(64,094)		(56,397)
Casualty losses, net of recoveries(4)	8,472		2,673
Other impairment(5)	(620)		(620)
Total adjustments	(73,607)		(3,326)
Adjusted EBITDA	$2,019,869		$533,456

Interest Coverage Ratios
Interest expense	$493,816		$127,750
Capitalized interest	21,860		6,387
Non-cash interest expense	(21,258)		(6,606)
Total interest	$494,418		$127,531
EBITDA	$2,093,476		$536,782
Interest coverage ratio	4.23	x	4.21	x
Adjusted EBITDA	$2,019,869		$533,456
Adjusted Interest coverage ratio	4.09	x	4.18	x

Fixed Charge Coverage Ratios
Total interest	$494,418		$127,531
Secured debt principal amortization	64,267		14,382
Total fixed charges	$558,685		$141,913
EBITDA	$2,093,476		$536,782
Fixed charge coverage ratio	3.75	x	3.78	x
Adjusted EBITDA	$2,019,869		$533,456
Adjusted Fixed charge coverage ratio	3.62	x	3.76	x

Net Debt to EBITDA Ratios
Total debt(6)			$15,144,432
Less: cash and cash equivalents and restricted cash			(442,251)
Net debt			$14,702,181
EBITDA Annualized			$2,147,128
Net debt to EBITDA ratio			6.85	x
Adjusted EBITDA Annualized			$2,133,824
Net debt to Adjusted EBITDA ratio			6.89	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 20.
(2) Certain severance-related costs are included in stock-based compensation and excluded from other expenses.
(3) Effective April 1, 2022, our leasehold interest relating to the master lease with National Health Investors ("NHI") for 17 properties assumed in conjunction with the Holiday Retirement acquisition was terminated as a result of the transition or sale of the properties by NHI. We recognized a gain of $58,621,000 related to the termination of this lease in other income. The net impact of these leasehold properties inclusive of the gain has been excluded from Adjusted EBITDA.
(4) Represents casualty losses net of any insurance recoveries.
(5) Primarily related to the release of previously reserved straight-line receivables.
(6) Includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities of $109,888,000. Excludes operating lease liabilities of $300,829,000 related to ASC 842 adoption.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book Capitalization
Lines of credit and commercial paper(2)	$354,000	1.02%
Long-term debt obligations(2)(3)	14,790,432	42.78%
Cash and cash equivalents and restricted cash	(442,251)	(1.28)%
Net debt to consolidated book capitalization	$14,702,181	42.52%
Total equity(4)	19,873,913	57.48%
Consolidated book capitalization	$34,576,094	100.00%
Joint venture debt, net(5)	930,137
Total book capitalization	$35,506,231

Undepreciated Book Capitalization
Lines of credit and commercial paper(2)	$354,000	0.84%
Long-term debt obligations(2)(3)	14,790,432	35.20%
Cash and cash equivalents and restricted cash	(442,251)	(1.05)%
Net debt to consolidated undepreciated book capitalization	$14,702,181	34.99%
Accumulated depreciation and amortization	7,437,779	17.70%
Total equity(4)	19,873,913	47.31%
Consolidated undepreciated book capitalization	$42,013,873	100.00%
Joint venture debt, net(5)	930,137
Total undepreciated book capitalization	$42,944,010

Enterprise Value
Lines of credit and commercial paper(2)	$354,000	0.65%
Long-term debt obligations(2)(3)	14,790,432	27.31%
Cash and cash equivalents and restricted cash	(442,251)	(0.82)%
Net debt to consolidated enterprise value	$14,702,181	27.14%
Common shares outstanding	463,369
Period end share price	82.35
Common equity market capitalization	$38,158,437	70.43%
Noncontrolling interests(4)	1,317,733	2.43%
Consolidated enterprise value	$54,178,351	100.00%
Joint venture debt, net(5)	930,137
Total enterprise value	$55,108,488

Secured Debt as % of Total Assets
Secured debt(2)	$2,191,826	5.99%
Total assets	$36,573,671

Total Debt as % of Total Assets
Total debt(2)(3)	$15,144,432	41.41%
Total assets	$36,573,671

Unsecured Debt as % of Unencumbered Assets
Unsecured debt(2)	$12,842,718	35.79%
Unencumbered assets	$35,880,479

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 20.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $109,888,000 and excludes operating lease liabilities of $300,829,000 related to ASC 842 adoption.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

Financial

(dollars in thousands)
Debt Maturities and Principal Payments(1)
Year	Lines of Credit and Commercial Paper(2)		Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)		% of Total	Wtd. Avg. Interest Rate (8)
2022	$—		$—	$396,742	$95,212	$(126,672)	$365,282		2.27%	3.58%
2023	—		—	498,668	171,818	(81,327)	589,159		3.66%	3.86%
2024	—		1,350,000	243,347	145,474	(37,772)	1,701,049		10.57%	3.80%
2025	—		1,260,000	231,488	509,843	(28,569)	1,972,762		12.25%	3.82%
2026	354,000		700,000	130,410	58,660	(20,365)	1,222,705		7.59%	3.53%
2027	—		1,927,317	181,578	103,579	(38,151)	2,174,323		13.51%	2.65%
2028	—		1,418,910	83,184	26,654	(12,837)	1,515,911		9.42%	4.46%
2029	—		1,050,000	274,187	36,327	(962)	1,359,552		8.44%	3.03%
2030	—		750,000	34,882	31,579	(131)	816,330		5.07%	3.13%
2031	—		1,350,000	5,169	29,098	(136)	1,384,131		8.60%	2.77%
Thereafter	—		2,808,100	120,971	74,080	(5,265)	2,997,886		18.62%	4.40%
Totals	$354,000		$12,614,327	$2,200,626	$1,282,324	$(352,187)	$16,099,090		100.00%

Weighted Avg. Interest Rate(8)	2.32%		3.68%	3.43%	3.50%	3.08%	3.61%

Weighted Avg. Maturity Years	3.9	(2)	7.5	3.6	5.1	2.3	6.8	(2)

% Floating Rate Debt(8)	100.00%		13.91%	30.78%	26.17%	43.13%	18.44%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)	Investment Hedges(9)
United States	$354,000	$10,910,000	$1,184,898	$951,642	$(118,103)	$13,282,437	$—
United Kingdom	—	1,277,010	—	—	—	1,277,010	2,299,479
Canada	—	427,317	1,015,728	330,682	(234,084)	1,539,643	835,211
Totals	$354,000	$12,614,327	$2,200,626	$1,282,324	$(352,187)	$16,099,090	$3,134,690

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) The 2026 maturity reflects the principal outstanding on our unsecured commercial paper program (none outstanding at June 30, 2022). The unsecured revolving credit facility is comprised of a $1,000,000,000 tranche that matures on June 4, 2026 (none outstanding at June 30, 2022) and a $3,000,000,000 tranche that matures on June 4, 2025 ($354,000,000 outstanding at June 30, 2022). Both tranches may be extended for two successive terms of six months at our option. Commercial paper borrowings are backstopped by the unsecured revolving credit facility. As such, we calculate the weighted average remaining term of our commercial paper borrowings using the extended maturity date of the unsecured revolving credit facility.
(3) 2027 includes a $1,000,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $194,235,000 USD at June 30, 2022). The loans mature on July 19, 2026. The interest rates on the loans are adjusted SOFR + 0.85% for USD and CDOR + 0.85% for CAD. Both term loans may be extended for two successive terms of six months at our option.
(4) 2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $233,082,000 USD at June 30, 2022) that matures on January 15, 2027.
(5) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $668,910,000 USD at June 30, 2022). The notes mature on November 20, 2028.
(6) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $608,100,000 USD at June 30, 2022). The notes mature on December 1, 2034.
(7) Excludes operating lease liabilities of $300,829,000 and finance lease liabilities of $109,888,000 related to ASC 842 adoption.
(8) Based on variable interest rates and foreign currency exchange rates in effect as of June 30, 2022. The interest rate on the unsecured revolving credit facility is adjusted SOFR + 0.775%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate. Includes the impact of notional swaps to convert fixed rate debt to SOFR-based floating rate debt, LIBOR-based floating rate debt and CDOR-based floating rate debt to fixed rate debt.
(9) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $134,880,000, as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System: Includes independent, assisted living, dementia care and long-term/post-acute care properties subject to triple-net operating leases to or guaranteed by investment-grade health systems.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term/post-acute care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI ("IPNOI") and SSNOI to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and sub-leases, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
REVPOR represents the average revenues generated per occupied room per month at our Seniors Housing Operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. We use REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and restricted cash. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, other impairment charges and other adjustments deemed appropriate in management's opinion. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	2Q21	3Q21	4Q21	1Q22	2Q22
Net income (loss)	$45,757	$190,336	$66,194	$65,751	$95,672
Loss (gain) on real estate dispositions, net	(44,668)	(119,954)	(11,673)	(22,934)	3,532
Loss (income) from unconsolidated entities	7,976	15,832	12,174	2,884	7,058
Income tax expense (benefit)	(2,221)	4,940	2,051	5,013	3,065
Other expenses	11,687	3,575	15,483	26,069	35,166
Impairment of assets	23,692	1,490	2,357	—	—
Provision for loan losses, net	6,197	(271)	(39)	(804)	165
Loss (gain) on extinguishment of debt, net	55,612	(5)	(1,090)	(12)	603
Loss (gain) on derivatives and financial instruments, net	(359)	(8,078)	(830)	2,578	(1,407)
General and administrative expenses	31,436	32,256	33,109	37,706	36,554
Depreciation and amortization	240,885	267,754	284,501	304,088	310,295
Interest expense	122,341	122,522	121,848	121,696	127,750
Consolidated net operating income	498,335	510,397	524,085	542,035	618,453
NOI attributable to unconsolidated investments(1)	21,180	20,042	20,287	20,142	23,648
NOI attributable to noncontrolling interests(2)	(43,786)	(31,061)	(27,889)	(34,999)	(82,804)
Pro rata net operating income (NOI)(3)	$475,729	$499,378	$516,483	$527,178	$559,297

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$1,000,962	$144,425	$166,220	$52,052	$34,688	$3,665	$1,402,012
Property operating expenses	(777,178)	(7,778)	(51,177)	(100)	(3,837)	(2,645)	(842,715)
NOI(3)	223,784	136,647	115,043	51,952	30,851	1,020	559,297
Adjust:
Interest income	(1,642)	(31,725)	(65)	—	(5,499)	—	(38,931)
Other income	1,251	(1,786)	(2,347)	—	—	(3,665)	(6,547)
Sold / held for sale	233	56	(15)	(462)	(1,814)	—	(2,002)
Non operational(4)	1,198	—	84	—	(509)	—	773
Non In-Place NOI(5)	(7,073)	(11,435)	(3,627)	(8,464)	(725)	2,645	(28,679)
Timing adjustments(6)	6,198	117	1,007	—	—	—	7,322
Total adjustments	165	(44,773)	(4,963)	(8,926)	(8,547)	(1,020)	(68,064)
In-Place NOI	223,949	91,874	110,080	43,026	22,304	—	491,233
Annualized In-Place NOI	$895,796	$367,496	$440,320	$172,104	$89,216	$—	$1,964,932

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Total
Total properties	904	312	397	205	93	1,911
Recent acquisitions/ development conversions(7)	(203)	(18)	(30)	(1)	—	(252)
Under development	(49)	(1)	(6)	—	—	(56)
Under redevelopment(8)	(4)	—	(3)	—	(4)	(11)
Current held for sale	(2)	—	(1)	(4)	(7)	(14)
Land parcels, loans and sub-leases	(13)	(10)	(6)	—	—	(29)
Transitions(9)	(99)	(1)	—	—	(3)	(103)
Other(10)	(2)	—	—	—	(3)	(5)
Same store properties	532	282	351	200	76	1,441
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner and includes an adjustment to remove NOI related to certain leasehold properties. See page 15 for more information.
(3) Represents Welltower's pro rata share of NOI. See page 15 for more information.
(4) Primarily includes development properties and land parcels.
(5) Primarily represents non-cash NOI.
(6) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions
(7) Acquisitions and development conversions will enter the same store pool 5 full quarters after acquisition or certificate of occupancy.
(8) Redevelopment properties will enter the same store pool after 5 full quarters of operations post redevelopment completion.
(9) Transitioned properties will enter the same store pool after 5 full quarters of operations with the new operator in place or under the new structure.
(10) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	2Q21	3Q21	4Q21	1Q22	2Q22	Y/o/Y
Seniors Housing Operating
NOI	$143,751	$167,855	$178,963	$195,043	$223,784
Non-cash NOI on same store properties	12,268	(98)	(36)	(74)	(204)
NOI attributable to non-same store properties	(13,661)	(30,018)	(35,493)	(51,940)	(55,167)
Currency and ownership adjustments(1)	(1,638)	(502)	(615)	(238)	335
Normalizing adjustment for government grants(2)	(8,130)	(3,915)	(18,051)	(1,304)	(15,777)
Normalizing adjustment for management fee reduction(3)	(2,044)	—	—	—	—
Normalizing adjustment for prior period allowance(4)	1,670	—	—	—	—
Normalizing adjustment for casualty related expenses, net(5)	1,824	1,114	4,230	(249)	1,259
Other normalizing adjustments(6)	(356)	(863)	(473)	—	—
SSNOI(7)	133,684	133,573	128,525	141,238	154,230	15.4%

Seniors Housing Triple-net
NOI	130,983	139,166	142,478	135,939	136,647
Non-cash NOI on same store properties	(7,108)	(5,989)	(4,671)	(4,578)	(10,862)
NOI attributable to non-same store properties	(47,009)	(53,562)	(53,186)	(44,907)	(42,880)
Currency and ownership adjustments(1)	(497)	(197)	266	437	1,415
Other normalizing adjustments(6)	323	(117)	59	(213)	—
SSNOI	76,692	79,301	84,946	86,678	84,320	9.9%

Outpatient Medical
NOI	114,330	111,207	113,768	112,998	115,043
Non-cash NOI on same store properties	(2,744)	(1,956)	(2,549)	(2,099)	(2,468)
NOI attributable to non-same store properties	(11,865)	(8,557)	(9,398)	(8,086)	(10,407)
Currency and ownership adjustments(1)	(1)	350	(189)	118	(58)
Other normalizing adjustments(6)	(348)	(1,014)	294	(537)	(262)
SSNOI	99,372	100,030	101,926	102,394	101,848	2.5%

Health System
NOI	46,500	46,140	47,376	51,208	51,952
Non-cash NOI on same store properties	(5,943)	(5,236)	(6,318)	(8,259)	(8,370)
NOI attributable to non-same store properties	(1,212)	(836)	(631)	(619)	(628)
Currency and ownership adjustments(1)	2,459	2,504	2,527	625	—
SSNOI	41,804	42,572	42,954	42,955	42,954	2.8%

Long-Term/Post-Acute Care
NOI	39,667	34,702	32,285	31,422	30,851
Non-cash NOI on same store properties	(950)	(1,137)	(937)	(1,026)	(724)
NOI attributable to non-same store properties	(16,849)	(11,679)	(9,376)	(8,082)	(7,721)
Currency and ownership adjustments(1)	(67)	(21)	(19)	(10)	4
SSNOI	21,801	21,865	21,953	22,304	22,410	2.8%

Corporate
NOI	498	308	1,613	568	1,020
NOI attributable to non-same store properties	(498)	(308)	(1,613)	(568)	(1,020)
SSNOI	—	—	—	—	—

Total
NOI	475,729	499,378	516,483	527,178	559,297
Non-cash NOI on same store properties	(4,477)	(14,416)	(14,511)	(16,036)	(22,628)
NOI attributable to non-same store properties	(91,094)	(104,960)	(109,697)	(114,202)	(117,823)
Currency and ownership adjustments(1)	256	2,134	1,970	932	1,696
Normalizing adjustments, net	(7,061)	(4,795)	(13,941)	(2,303)	(14,780)
SSNOI	$373,353	$377,341	$380,304	$395,569	$405,762	8.7%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.2738 and to translate UK properties at a GBP/USD rate of 1.3501.
(2) Represents normalizing adjustment related to amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(3) Represents normalizing adjustment related to a management fee reduction for one Seniors Housing Operating partner.
(4) Represents normalizing adjustment related to an allowance of prior period rent related to one Seniors Housing Operating lease.
(5) Represents normalizing adjustment related to casualty related expenses net of any insurance reimbursements.
(6) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(7) SHO SSNOI includes expenses that are directly attributable to the COVID-19 pandemic net of any reimbursements exclusive of those included in (2) above.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR, SS REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$859,987	$99,647	$111,576	$1,071,210
Unconsolidated SHO revenues attributable to Welltower(1)	28,910	—	22,546	51,456
SHO revenues attributable to noncontrolling interests(2)	(89,739)	(9,339)	(22,626)	(121,704)
Pro rata SHO revenues(3)	799,158	90,308	111,496	1,000,962
SHO interest and other income	(2,476)	(16)	2,102	(390)
SHO revenues attributable to sold and held for sale properties	(261)	—	—	(261)
Currency and ownership adjustments(4)	—	6,731	211	6,942
SHO local revenues	796,420	97,023	113,809	1,007,252
Average occupied units/month	47,524	3,320	12,461	63,305
REVPOR/month in USD	$5,601	$9,768	$3,053	$5,318
REVPOR/month in local currency(4)		£7,235	$3,889

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	2Q21	2Q22	2Q21	2Q22	2Q21	2Q22	2Q21	2Q22
SHO SS REVPOR Growth
Consolidated SHO revenues	$540,559	$859,987	$98,221	$99,647	$103,769	$111,576	$742,549	$1,071,210
Unconsolidated SHO revenues attributable to WELL(1)	22,788	28,910	—	—	22,178	22,546	44,966	51,456
SHO revenues attributable to noncontrolling interests(2)	(24,334)	(89,739)	(12,267)	(9,339)	(22,746)	(22,626)	(59,347)	(121,704)
SHO pro rata revenues(3)	539,013	799,158	85,954	90,308	103,201	111,496	728,168	1,000,962
Non-cash revenues on same store properties	(571)	(613)	—	—	—	—	(571)	(613)
Revenues attributable to non-same store properties	(31,403)	(224,351)	(65,374)	(68,242)	(4,104)	(13,666)	(100,881)	(306,259)
Currency and ownership adjustments(4)	766	147	97	1,642	(3,545)	200	(2,682)	1,989
SHO SS revenues(5)	507,805	574,341	20,677	23,708	95,552	98,030	624,034	696,079
Avg. occupied units/month(6)	27,263	29,648	742	832	10,849	10,989	38,854	41,469
SHO SS REVPOR(7)	$6,226	$6,475	$9,314	$9,524	$2,944	$2,982	$5,368	$5,611
SS REVPOR YOY growth	—%	4.0%	—%	2.3%	—%	1.3%	—	4.5%

SHO SSNOI Growth
Consolidated SHO NOI	$107,314	$237,393	$22,663	$16,579	$30,211	$27,939	$160,188	$281,911
Unconsolidated SHO NOI attributable to WELL(1)	3,421	5,104	—	—	7,867	6,843	11,288	11,947
SHO NOI attributable to noncontrolling interests(2)	(18,682)	(63,881)	(2,612)	(1,279)	(6,431)	(4,914)	(27,725)	(70,074)
SHO pro rata NOI(3)	92,053	178,616	20,051	15,300	31,647	29,868	143,751	223,784
Non-cash NOI on same store properties	12,270	(205)	—	—	(2)	1	12,268	(204)
NOI attributable to non-same store properties	1,712	(38,011)	(14,805)	(11,428)	(568)	(5,728)	(13,661)	(55,167)
Currency and ownership adjustments(4)	(524)	(8)	37	285	(1,151)	58	(1,638)	335
Normalizing adjustment for government grants(8)	(5,021)	(15,777)	—	—	(3,109)	—	(8,130)	(15,777)
Normalizing adjustment for management fee reduction(9)	—	—	—	—	(2,044)	—	(2,044)	—
Normalizing adjustment for prior period allowance(10)	1,670	—	—	—	—	—	1,670	—
Normalizing adjustment for casualty related expenses(11)	1,824	1,259	—	—	—	—	1,824	1,259
Other normalizing adjustments(12)	(356)	—	—	—	—	—	(356)	—
SHO pro rata SSNOI(5)	$103,628	$125,874	$5,283	$4,157	$24,773	$24,199	$133,684	$154,230
SHO SSNOI growth		21.5%		(21.3)%		(2.3)%		15.4%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(5)		$445,377		$18,344		$93,844		$557,566
Average units in service(13)		37,453		1,203		13,996		52,652
SSNOI/unit in USD		$11,892		$15,249		$6,705		$10,590
SSNOI/unit in local currency(4)				£11,295		$8,541
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner and includes an adjustment to remove revenues and NOI related to certain leasehold properties. See page 15 for more information.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See pages 15 & 22 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.2738 and to translate UK properties at a GBP/USD rate of 1.3501.
(5) Represents SS SHO revenues/SSNOI at Welltower pro rata ownership. See page 22 for more information.
(6) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(7) Represents pro rata SS average revenues generated per occupied room per month.
(8) Represents normalizing adjustment related to amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(9) Represents normalizing adjustment related to a management fee reduction for one Seniors Housing Operating partner.
(10) Represents normalizing adjustment related to an allowance of prior period rent related to one Seniors Housing Operating lease.
(11) Represents normalizing adjustment related to casualty related expenses net of any insurance reimbursements.
(12) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(13) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “pro forma,” “estimate” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the impact of the COVID-19 pandemic; uncertainty regarding the implementation and impact of the CARES Act and future stimulus or other COVID-19 relief legislation; the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting Welltower’s properties; Welltower’s ability to re-lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower’s reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated August 9, 2022 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

About Welltower
Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The Company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower™, a REIT, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com

©2015 Welltower Inc.